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                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) June 21, 1994
                                                 -------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------
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Item 5.  Other Events

         Information contained in a News Release dated June 21, 1994, is incorporated herein by reference.

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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The Columbia Gas System, Inc.
                                           -----------------------------
                                                    (Registrant)




                                           By     /s/ R. E. Lowe
                                              --------------------------
                                                      R. E. Lowe
                                                    Vice President &
                                                       Controller

Date:  June 21, 1994

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Contacts:          Media -           D. R. Dodrill (304) 357-2257
                                     E. K. Merritt (304) 357-2283
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                        June 21, 1994




                       FERC AUTHORIZES COLUMBIA GAS UNIT
                      TO RECOVER $20 MILLION IN GAS COSTS

                 CHARLESTON, W.VA. -- The Federal Energy Regulatory Commission has approved an order that permits Columbia Gas Transmission Corp., a unit of The Columbia Gas System, Inc. (NYSE:CG), to recover from its sales customers approximately $20 million in carrying charges related to gas exchange activity.

                 The FERC disallowed the collection of these carrying charges when it approved Columbia Transmission's 1993 annual purchase gas adjustment filing earlier this year. The company sought rehearing and, upon consideration, the FERC agreed that the adjustment was legitimate and authorized its collection. The adjustment relates to the period April 1985 through December 1991.

                 Under FERC procedures, requests for reconsideration of the order may be filed.

                 The Columbia Gas System, Inc., and its principal pipeline subsidiary, Columbia Gas Transmission Corp., have been operating as debtors-in-possession under Chapter 11 of the Federal Bankruptcy Code since July 31, 1991.

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